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                                                                 Exhibit 23(a)

                         Consent of Grant Thornton LLP

The Board of Directors
Riddell Sports Inc.:

We have issued our reports dated February 21, 1998 accompanying the consolidated financial statements and schedule included in the Annual Report of Riddell Sports Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1997 which are incorporated by reference in the Registration Statement of Riddell Sports Inc. and Subsidiaries on Form S-3. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption, "Experts."

                                              GRANT THORNTON LLP

Chicago, Illinois
September 3, 1998